UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2008

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HULL ENERGY, INC.

 (Exact name of registrant as specified in its charter)

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NEVADA	331-30158A	05-0547629
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

18851 N.E. 29th Avenue, Suite 700 Aventura, FL 33301

(Address of Principal Executive Office) (Zip Code)

(786) 787-0441

(Registrant’s telephone number, including area code)

XSTREAM BEVERAGE NETWORK, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Certain  statements  included  in this Form 8-k regarding  Xstream Beverage Network, Inc. ( the “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated operations of the Company. These forward-looking  statements are based on current expectations, estimates, assumptions and beliefs of management, and words such as "expects," "anticipates," "intends,"  "plans,"  "believes,"  "estimates" and  similar expressions are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Item 1.01

Entry into a Material Definitive Agreement.

On  June 12,  2008, the Company entered into an agreement with G2 Petroleum Inc. which provides in part for the Company to acquire  a 5% working interest and a 3.75%  Net Revenue Interest in the leasehold  interests owned by G2 Petroleum, Inc.  at the North Diamond Springs Prospect located in Freemont County, Wyoming.  Closing of the transaction is subject to completion of the Company’s due diligence requirements and securing a total of $250,000 prior to closing.  As of the date hereof, the Company does not have sufficient funds to undertake its due diligence investigation or to close on the transaction.  Without a significant infusion of capital in a timely manner, of which there can be no assurance, the Company will not be able to close on this transaction.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.53	Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hull Energy, Inc.

By:	/s/ Ron Ratner
Ron Ratner Chief Executive Officer

Date:  June 19, 2008